Exhibit 5.1

ATTORNEYS AT LAW 111 Huntington Avenue Boston, Massachusetts 02199 617.342.4000 TEL 617.342.4001 FAX www.foley.com CLIENT/MATTER NUMBER 106876-0174

April 10, 2024

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through Jefferies LLC, B. Riley Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Loop Capital Markets LLC, as sales agents and/or principals (the “Sales Agents”), of shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $300,000,000 (the “Shares”), from time to time and at various prices in an “at the market” offering pursuant to (i) that certain Open Market Sale Agreement, dated July 12, 2022 and amended as of April 10, 2024 (as so amended, the “Amended Sales Agreement”), by and among the Company and the Sales Agents, and (ii) the Company’s Registration Statement on Form S-3 (File No. 333-274971), filed with the Securities and Exchange Commission (the “Commission”) and effective on October 13, 2023 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the final prospectus supplement dated April 10, 2024 (together with the Base Prospectus, the “Prospectus”).

In connection with our representation, we have examined: (i) the Amended Sales Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Certificate of Incorporation of the Company, as amended, (iv) the Second Amended and Restated By-laws of the Company, as amended and restated, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Amended Sales Agreement, including the sale and issuance of the Shares (the “Board Resolutions”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, records, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents, records, certificates, and instruments submitted to us as copies. In addition, in expressing the opinion set forth below, we have assumed that the Company will issue the Shares in accordance with the Board Resolutions.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

April 10, 2024

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Amended Sales Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Amended Sales Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP